UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2017

IHO-AGRO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-55653	981191860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Section D, Jinhao Pioneering Park Guanlan Dafu Industrial Zone Shenzhen, Guangdong, China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-0755-29737673

3101 Portofino Point, Unit 04, Coconut Creek, FL 33066
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 below is incorporated herein by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On October 23, 2017, in connection with the closing of the Stock Purchase Agreement described in Item 5.01 below, IHO-Agro International, Inc. (the “Company”) and its controlling shareholder, CEO and sole director, Ioan Hossu (“Hossu”), entered into that certain Asset Purchase Agreement dated as of October 20, 2017 (the “Asset Purchase Agreement”), pursuant to which, Hossu acquired the right, title and interest in and to all of the assets, property and intellectual property rights, including its domain name (the “Assets”) set for therein, and assumed all of the liabilities of the Company (the “Liabilities”) set forth in the Asset Purchase Agreement and in related assignments and assumption agreements (the “Spin Out Documents”) in exchange for the release and discharge of the Company from any and all monetary obligations owed to Hossu by the Company under the Management Services Agreement, between the Company and Hossu and all other obligations of the Company to Hossu, or any entity controlled by Hossu. The Assets and Liabilities assumed by Hossu, constituted primarily all of the assets and liabilities of the Company prior to the transaction. Copies of the Spin Out Documents are attached hereto as Exhibit 10.1 and incorporated by reference herein.

In connection with the closing of the Stock Purchase Agreement, the Company and Michael Hartsman, an affiliate of the Company, executed a Termination of Lease agreement, pursuant to which the parties acknowledged that the verbal lease for the rental of office space from Mr. Hartsman, was terminated as of October 18, 2017, and that any compensation owing under the Lease were expressly waived.

In connection with the closing of the Stock Purchase Agreement, on October 17, 2017, the Company and Industrias y Manufacturas Biopnaturales S.A., (“Industrius”) executed a Termination of License agreement, pursuant to which the parties terminated that certain License Agreement dated July 29, 2017 (the “License Agreement”), and further provided that any compensation owing under the License Agreement were expressly waived. As part of the License Agreement termination, the Company and Hossu agreed to pay certain taxes owed by Industrius at the closing of the transactions contemplated by the Stock Purchase Agreement.

ITEM 5.01 Changes in Control of Registrant.

Hossu, Miraceau Georgescu (“Georgescu”) and Brad Hebert (“Hebert”) (individually and collectively the “Seller(s)”) entered into a Stock Purchase Agreement dated as of October 20, 2017 (the “Stock Purchase Agreement”) with Zhou Yingying (“Purchaser”) for the purchase by Purchaser from the Sellers of a total of 32,100,000 shares of the Company’s common stock (the “Shares”) for an aggregate price of $300,000 in cash. On October 23, 2017, the transactions contemplated by the Stock Purchase Agreement were consummated and Purchaser acquired the Shares. The Shares acquired represent approximately 86.99% of the issued and outstanding shares of common stock of the Company. Following the closing, Hossu resigned from his offices as President and CEO of the Company and its sole director and new officers and directors of the Company were appointed, as set forth in Item 5.02 below. By virtue of the acquisition of the Shares and appointment of new officers and directors of the Company Purchaser acquired control of the Company. A copy of the executed Stock Purchase Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

The source of the funds used by Purchaser to acquire the Shares were loans obtained by the Purchaser as follows:

1.	$264,142.50 was borrowed on October 10, 2017 by the Purchaser from China Technology Innovations Ltd.; and

2.	$50,000 was borrowed by the Purchaser on May 5, 2017 from Growth Point Advisors, Ltd.

Each of the loans accrues interest at the rate of six percent (6%) per annum, have a maturity date of one year and are not secured. The Company has no liability on the loans.

Except as described herein, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2017, in connection with the closing of the Stock Purchase Agreement, Hossu resigned his positions as the company’s Chairman of the Board and member of the Board of Directors (the “Board”), as well as resigning from his position as the Company’s CEO, CFO, President, Secretary and Treasurer, and any and all other officer, executive or management positions with the Company or the Board. No director resigned because of any disagreement with the Company on any matter relating to the Company’s operation, policies or practices.

Also on October 23, 2017, in connection with the acquisition of the Shares and the consummation of the transactions contemplated by the Stock Purchase Agreement, the Board appointed (a) Ms. Zhou Yingying to serve as Director and Chairman of the Board, and (b) Lei Qiao to serve a Director; each of whom shall serve in such capacities until their earlier death, resignation or removal from office.

There is no arrangement or understanding among any of the new directors, on the one hand or any other person, on the other hand, pursuant to which a new director was appointed as a director. No new director has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. None of the new directors have received any compensation in connection with their appointment as a director and no new director will serve on a committee of the board of directors, at this time.

Following the closing of the Stock Purchase Agreement, the Board of Directors appointed the following individuals to serve as officers of the Company, who shall serve in such capacities until their earlier death, resignation or removal from office:

Name	Title
Yingying Zhou	Chief Executive Officer, President, Secretary, Treasurer
Lin Wang	Chief Financial Officer
Lei Qiao	Chief Operating Officer
Jiancong Chen	Chief Technology Officer

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers and directors. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

The following is a brief description of the background on our recently appointed officers and directors.

Yingying Zhou, age (32)

Yingying Zhou, Chief Executive Officer, Director, Chairman, President, Secretary & Treasurer. Ms. Zhou graduated from Hunan Institute of Engineering with degrees in computer science in 2005. Ms. Zhou was founder and CEO of Yongyingchuangda Investment Co. Ltd in 2012. In 2009, Ms. Zhou was founder and CEO of Shenzhen Yonglehuigou Trading Co. Ltd. In 2008, Ms. Zhou co-founded Shenzhen Yongchuangda Technology Co. Ltd and served as its vice president. In 2007, Ms. Zhou was co-founder and vice president of Yongying international (Hong Kong) Co. Ltd. From 2005 to 2006, Ms. Zhou served Honor Shenzhen magazine as an editor.

Lin Wang, age (33)

Lin Wang, Chief Financial Officer. Ms. Wang graduated from Hunan Institute of Engineering with degrees in accounting in 2005. In 2013, Ms. Wang co-founded and served as the CFO at Tianjin Huaxingweiye Electronic Commerce Co. Ltd, a telecommunication equipment company. In 2009, Ms. Wang founded Tianjin Fuyuan Vocational Training School and served as its President. In 2007, she served as director of admissions at Tianjin Catering Vocational Training School. In 2006, Ms. Wang established Tianjin Office of China Green Illustrated Magazine and served as its chief editor.

Lei Qiao, age (41)

Lei Qiao, Chief Operating Officer (COO), Director. Mr. Qiao graduated from Tianjin Normal University with degree in computer science in 1997. Mr. Qiao invested in and founded Shenzhen Jintashan Investment Holding Group Co. Ltd and served as CEO in 2015. Beginning in 2014, Mr. Qiao was the founder, Chairman and CEO of Tianjin Shengxinhongsen Financial Consulting Co. Ltd and Tianjin Lingchuan Culture Communication Co. Ltd. Mr. Qiao invested in and founded Tianjin Huaxingweiye Electronic Commerce Co. Ltd, a telecommunications equipment company, serving as its Chief Investment Officer until 2015.

Jiancong Chen, age (30)

Jiancong Chen, Chief Technology Officer. Mr. Chen graduated from Hunan Institute of Technology in 2005 and studied Japanese at Dongguan institute of technology from 2006 to 2007. From May to June at 2008, Mr. Chen received training at Symbiosis (China) Management Consulting Co. Ltd and gathered ISO14001:2004 certification. From 2009-2010, Mr. Chen served Risu Group as PMC director. From 2007 to 2009, Mr. Chen was the PMC Subsection Chief of OTAX Electronics (ShenZhen) Co. Ltd, an industrial manufacturing company. Between 2004 and 2007, Mr. Chen served as technical director of Toshiba HD DVD Division (China division).

Except as set forth herein, there have been no transactions and are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the relevant threshold under Item 404(a) of Regulation S-K, and in which Yingying, Lin, Lei or Jiancong had or will have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report on Form 8-K was required to be filed pursuant to Item 2.01.

(c)	Shell Company Transactions.

Not Applicable

(d)        Exhibits

Exhibit	Description

10.1	Asset Purchase Agreement dated as of October 20, 2017 and entered into on October 23, 2017.

10.2	Stock Purchase Agreement dated as of October 20, 2017 and entered into on October 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IHO-AGRO INTERNATIONAL, INC.

Date: October 27, 2017	By:	/S/ Zhou Yingying
Zhou Yingying Chief Executive Officer